                                  Exhibit 99.6

STOCK ORDER FORM
(TEXT ONLY, TO BE TYPESET BY FINANCIAL PRINTER)


FRONT OF STOCK ORDER FORM:
--------------------------

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[Colonial Bankshares, Inc. LOGO]
Stock Information Center
85 West Broad Street, Bridgeton, NJ  08302



QUESTIONS?
Call us toll-free at (856) 451-3374
10:00 a.m. to 4:00 p.m.,
Monday through Friday

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For Internal Use Only
Rec'd ________    Batch # ________  Order # _______  Category # ________
O ____________________       C ________________________

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ORDER DEADLINE AND DELIVERY: STOCK ORDER FORMS, PROPERLY COMPLETED AND WITH FULL
PAYMENT, MUST BE RECEIVED (NOT POSTMARKED) BY 11:00 A.M. NEW JERSEY TIME, ON _________, 2005. Stock Order Forms may be delivered by using the enclosed order reply envelope, or by hand or overnight delivery to the Stock Information Center address at the top of this form. You may NOT deliver this form to Colonial Bank, FSB branch offices. Please read important instructions on the reverse side as you complete this form. Faxes or copies of this form are not required to be accepted.

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          PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS
            SEE REVERSE SIDE OF THIS FORM FOR ADDITIONAL INSTRUCTIONS
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(1) NUMBER OF SHARES  ________X   PRICE PER SHARE   (2) TOTAL PAYMENT DUE _____
    (25 SHARE MINIMUM)               $10.00
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(3) METHOD OF PAYMENT - CHECK OR MONEY ORDER
Enclosed is a check or money order payable to COLONIAL BANKSHARES, INC. in the amount of: $________________
NO CASH OR WIRE TRANSFERS WILL BE ACCEPTED. CHECKS WILL BE CASHED UPON RECEIPT. COLONIAL BANK, FSB LINE OF CREDIT CHECKS MAY NOT BE REMITTED AS PAYMENT WITH THIS FORM.
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(4) METHOD OF PAYMENT - DEPOSIT ACCOUNT WITHDRAWAL
The undersigned authorizes withdrawal from the Colonial Bank, FSB deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. Colonial Bank, FSB IRA and deposit accounts with checkwriting privileges (checking, money market) may NOT be listed for direct withdrawal below.

   ----------------------------------------- ------------------------------------------ ------------------------------------
            FOR INTERNAL USE ONLY                    Deposit Account Number(s)                 Withdrawal Amount(s)
   ----------------------------------------- ------------------------------------------ ------------------------------------

                                                                                          $                             .00
   ----------------------------------------- ------------------------------------------ ------------------------------------

                                                                                          $                             .00
   ----------------------------------------- ------------------------------------------ ------------------------------------

                                                                                          $                             .00
   ----------------------------------------- ------------------------------------------ ------------------------------------
                                                               Total Withdrawal Amount    $                             .00
   ----------------------------------------- ------------------------------------------ ------------------------------------

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(5) PURCHASER INFORMATION
     SUBSCRIPTION OFFERING. CHECK THE ONE BOX THAT APPLIES, AS OF THE EARLIEST DATE, TO THE PURCHASER(S) LISTED IN SECTION 7:
     [X] Purchaser(s) listed below had a minimum of $50 on deposit at Colonial Bank, FSB on October 31, 2003.
     [X] (b) Box (a) above does not apply, however purchaser(s) listed below had a minimum of $50 on deposit at Colonial Bank, FSB on March 31, 2005.
     [X] (c) Boxes (a) and (b) above do not apply, however purchaser(s) listed below had a minimum of $50 on deposit at Colonial Bank, FSB on ______, 2005, or had a Colonial Bank, FSB loan as of January 2, 2003 that remained outstanding as of ________, 2005.

     COMMUNITY OFFERING. IF (A) THROUGH (C) ABOVE DO NOT APPLY TO THE PURCHASER(S) LISTED IN SECTION 7, CHECK THE BOX BELOW:
     [X] (d) This order is placed in the Community Offering (please write in the county of residence that you indicate in Section 7).
          __________________

If you checked boxes (a), (b) or (c) under "Subscription Offering", please provide the following information as of the eligibility date under which purchaser(s) listed in Section 7 below qualify in the Subscription Offering:

---------------------------------------------- ---------------------------------
Account Title (Name(s) on Account)             Account Number(s)
---------------------------------------------- ---------------------------------

---------------------------------------------- ---------------------------------

---------------------------------------------- ---------------------------------

---------------------------------------------- ---------------------------------
NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

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(6)  MANAGEMENT AND EMPLOYEES CHECK THE BOX, IF APPLICABLE.
     [X] Check if you are a Colonial Bankshares, Inc. or Colonial Bank, FSB director, officer or employee, or a member of their immediate family, as defined on the reverse side of this form.

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(7)  STOCK REGISTRATION
The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering (i.e., you checked box (a), (b) or (c) in Section 5 of this form), you should not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority. In addition, joint stock registration will only be allowed if the qualifying account listed in section 5 is so registered.


First Name, Middle Initial, Last Name           Reporting SSN/Tax ID No.

First Name, Middle Initial, Last Name           SSN/Tax ID No.

Street                                          Daytime Phone Number

City      State       Zip       County          Evening Phone Number

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
(8)  FORM OF STOCK OWNERSHIP
Individual [X]     Joint Tenants [X]   Tenants in Common [X]   Uniform Transfer to Minors Act [X]
                                                               (FOR REPORTING SSN, USE MINOR'S)
Corporation/  [X]          Other __________________________
Partnership
----------------------------------------------------------
FOR BROKER USE ONLY:            IRA    [ ]         SSN of Beneficial Owner:   ____________-_______ -

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(9)  ACKNOWLEDGMENT AND SIGNATURE
I understand that, to be effective, this Stock Order Form must be received by Colonial Bankshares, Inc. no later than 11:00 a.m. New Jersey time, on _______, 2005, otherwise, this Stock Order Form and all subscription rights will be void. I agree that after receipt by Colonial Bankshares, Inc., this Stock Order Form may not be modified or canceled without Colonial Bankshares, Inc.'s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal. FEDERAL REGULATION PROHIBIT ANY PERSON FROM TRANSFERRING OR ENTERING INTO ANY AGREEMENT DIRECTLY OR INDIRECTLY TO TRANSFER THE LEGAL OR BENEFICIAL OWNERSHIP OF SUBSCRIPTION RIGHTS, OR THE UNDERLYING SECURITIES TO THE ACCOUNT OF ANOTHER. UNDER PENALTY OF PERJURY, I CERTIFY THAT (1) THE SOCIAL SECURITY OR TAX ID INFORMATION AND ALL OTHER INFORMATION PROVIDED HEREON ARE TRUE, CORRECT AND COMPLETE, (2) I AM PURCHASING SOLELY FOR MY OWN ACCOUNT, AND THERE IS NO AGREEMENT OR UNDERSTANDING REGARDING THE SALE OR TRANSFER OF THE SHARES, OR MY RIGHT TO SUBSCRIBE FOR SHARES, AND (3) I AM NOT SUBJECT TO BACKUP WITHHOLDING TAX [CROSS OUT (3) IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING.] I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT, IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY COLONIAL BANKSHARES, MHC, COLONIAL BANKSHARES, INC., COLONIAL BANK, FSB OR BY THE FEDERAL GOVERNMENT. IF ANYONE ASSERTS THAT THIS SECURITY IS FEDERALLY INSURED OR GUARANTEED, OR IS AS SAFE AS AN INSURED DEPOSIT, I SHOULD CALL THE OFFICE OF THRIFT SUPERVISION, REGIONAL DIRECTOR OF THE NORTHEAST REGIONAL OFFICE AT (201) 413-1000. I FURTHER CERTIFY THAT, BEFORE PURCHASING THE COMMON STOCK OF COLONIAL BANKSHARES, INC., I RECEIVED THE PROSPECTUS DATED _____, 2005.

The Prospectus that I received contains disclosure concerning the nature of the common stock being offered by Colonial Bankshares, Inc. and describes, in the Risk Factors section beginning on page __ of the Prospectus, the risks involved in the investment in this common stock, including but not limited to the following:

     1. Because We Intend to Increase Our Commercial Real Estate and Commercial Business Loan Originations, Our Lending Risk Will Increase and Downturns in the Real Estate Market or Local Economy Could Adversely Affect Our Earnings.
     2.   Our Growth Strategy May Not be Successful.
     3.   A Significant Portion of Our Loan Portfolio is Unseasoned.
     4.   Future Changes in Interest Rates Could Reduce Our Profits.
     5. If Economic Conditions Deteriorate, Our Results of Operations and Financial Condition Could Be Adversely Affected as Borrowers' Ability to Repay Loans Declines and the Value of the Collateral Securing Our Loans Decreases.
     6. Our Continuing Concentration of Loans in Our Primary Market Area May Increase Our Risk.
     7. If Our Allowance for Loan Losses is Not Sufficient to Cover Actual Loan Losses, Our Earnings Could Decrease.
     8. The Future Price of the Shares of Common Stock May Be Less Than the Purchase Price in the Offering.
     9. Strong Competition Within Our Market Area May Limit Our Growth and Profitability.
     10. Our Return on Equity Will Be Low Compared to Other Financial Institutions. This Could Negatively Affect the Trading Price of Our Common Stock.
     11. Our Stock Benefit Plans Will Increase Our Costs, Which Will Reduce Our Income.
     12. The Implementation of Stock-Based Benefit Plans May Dilute Your Ownership Interest.
     13. We Have Broad Discretion in Allocating the Proceeds of the Offering. Our Failure to Effectively Utilize Such Proceeds Could Hurt Our Profits.
     14. Persons Who Purchase Stock in the Offering Will Own a Minority of Colonial Bankshares, Inc.'s Common Stock and Will Not Be Able to Exercise Voting Control Over Most Matters Put to a Vote of Stockholders.
     15. Our Stock Value May be Negatively Affected by Federal Regulations Restricting Takeovers and Our Mutual Holding Company Structure.
     16. The Corporate Governance Provisions in our Charter and Bylaws May Prevent or Impede the Holders of a Minority of our Common Stock from Obtaining Representation on our Board of Directors.
     17. Office of Thrift Supervision Policy on Remutualization Transactions Could Prohibit an Acquisition of Colonial Bankshares, Inc., Which May Lower Our Stock Price.

SUBSCRIPTION RIGHTS PERTAIN TO THOSE ELIGIBLE TO SUBSCRIBE IN THE SUBSCRIPTION OFFERING. COLONIAL BANKSHARES, INC. WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT IT BECOMES AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS, AND WILL NOT HONOR ORDERS KNOWN TO INVOLVE SUCH TRANSFER.


------------------------->ORDER NOT VALID UNLESS SIGNED<------------------------

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

--------------------------------------   --------------------------------------
Signature (title, if applicable)  Date   Signature (title, if applicable)  Date

BACK OF STOCK ORDER FORM:
-------------------------


                            COLONIAL BANKSHARES, INC.
                          STOCK ORDER FORM INSTRUCTIONS

SECTIONS (1) AND (2) - NUMBER OF SHARES AND TOTAL PAYMENT DUE. Indicate the Number of Shares for which you wish to subscribe and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual, or individuals exercising subscription rights through a single qualifying deposit account held jointly, is 25,000 shares ($250,000). Further, no person, together with associates or persons acting in concert, may purchase an aggregate of more than 40,000 shares ($400,000) of common stock, in all categories of the offering combined. These purchase limitations apply to both the Subscription and Community Offerings. Please see the Prospectus section entitled "The Offering" for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

SECTION (3) - PAYMENT BY CHECK OR MONEY ORDER. Payment may be made by including with this form a personal check, bank check or money order payable to Colonial Bankshares, Inc. These will be cashed upon receipt, and acceptance of this order is subject to collection of funds. Indicate the amount remitted. Interest will be paid at Colonial Bank, FSB's passbook rate until the offering is completed. You may not remit a Colonial Bank, FSB line of credit check, a third party check, wires or cash for this purchase.

SECTION (4) -- PAYMENT BY ACCOUNT WITHDRAWAL. Payment may be made by authorizing a direct withdrawal from your Colonial Bank, FSB deposit account(s). Indicate the account number(s) and the amount(s) that you wish withdrawn. Funds designated for withdrawal must be available within the account(s) at the time this stock order form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you -- they will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contractual rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Colonial Bank, FSB certificate of deposit account. Note that you may NOT designate Colonial Bank, FSB deposit accounts with checkwriting privileges (checking, money market). Submit a check instead. Additionally, you may not designate individual retirement accounts for direct withdrawal. For guidance using IRA funds for this purchase, please contact the Stock Information Center as soon as possible - preferably at least two weeks before the _______, 2005 offering deadline.

SECTION (5) - PURCHASER INFORMATION. Please check the ONE box that applies to the purchaser(s) listed in Section 7 of this form. Purchase priorities are based on eligibility dates. Boxes (a), (b) and (c) refer to the SUBSCRIPTION OFFERING. If you checked one of these boxes, list all deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (individual, joint, IRA, etc.) (If you checked box
(c), your qualifying account(s) may be loan(s) or deposit(s), as applicable.) If purchasing shares for a minor, list only the minor's eligible accounts. If purchasing shares for a corporation or partnership, list only that entity's eligible accounts. Attach a separate page, if necessary. FAILURE TO COMPLETE THIS SECTION, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN A LOSS OR PART OR ALL OF YOUR SHARE ALLOCATION IN THE EVENT OF AN OVERSUBSCRIPTION. Box (d) refers to a COMMUNITY OFFERING, if held. Orders placed in the Subscription Offering will take preference over orders placed in a Community Offering. See "The Offering" section of the Prospectus for further details about the Subscription Offering and Community Offering, and the method for allocating shares in the event of an oversubscription.

SECTION (6) - MANAGEMENT & EMPLOYEES. Check the box if you are a Colonial Bank, FSB or Colonial Bankshares, Inc. director, officer or employee or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

SECTION (7) - STOCK REGISTRATION. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to this order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE. If you checked box (a), (b) or (c) as a purchaser eligible in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. In addition, joint registration will only be allowed if the qualifying account indicated in Section 5 is so registered. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. NOTE FOR NASD
MEMBERS: If you are a member of the NASD ("National Association of Securities Dealers"), or a person affiliated or associated with an NASD member, you may have additional reporting requirements. Please report this subscription in writing to the applicable NASD member within one day of payment thereof.

SECTION (8) - FORM OF STOCK OWNERSHIP. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registration. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials - use the full first name, middle initial and last name. Omit words that do not affect ownership such as "Dr.", "Mrs.", etc. Check the one box that applies.

     BUYING STOCK INDIVIDUALLY - Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 7 of this form must have had an eligible deposit account at Colonial Bank, FSB on either October 31, 2003, March 31, 2005, or _____, 2005, or a loan on January 2, 2003 that remained outstanding as of _______, 2005.

     BUYING STOCK JOINTLY:
     JOINT TENANTS - Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. To qualify in the Subscription Offering, the purchasers named in
     Section 7 of this form must have had an eligible deposit account at Colonial Bank, FSB on the either October 31, 2003, March 31, 2005, or _____, 2005, or a loan on January 2, 2003 that remained outstanding as of
     _______, 2005.

     TENANTS IN COMMON - May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. To qualify in the Subscription Offering, the purchasers named in Section 7 of this form must have had an eligible deposit account at Colonial Bank, FSB on either October 31, 2003, March 31, 2005, or _____, 2005, or a loan on January 2, 2003 that remained outstanding as of _______, 2005

     BUYING STOCK FOR A MINOR - Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 7 of this form must have had an eligible deposit account at Colonial Bank, FSB on either October 31, 2003, March 31, 2005, or _____, 2005, or a loan on January 2, 2003 that remained outstanding as of _______, 2005. The standard abbreviation for custodian is "CUST", while the Uniform Transfer to Minors Act is "UTMA", followed by the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the NJ Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-NJ (list only the minor's social security number).

     BUYING STOCK FOR A CORPORATION/PARTNERSHIP- On the first name line, indicate the name of the corporation or partnership and indicate that entity's Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 7 of this form must have had an eligible deposit account at Colonial Bank, FSB on either October 31, 2003, March 31, 2005, or _____, 2005, or a loan on January 2, 2003 that remained outstanding as of _______, 2005.

     BUYING STOCK IN A TRUST/FIDUCIARY CAPACITY- Indicate the name of the fiduciary and the capacity under which they are acting (for example, "Executor"), or the name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 7 of this form must have had an eligible deposit account at Colonial Bank, FSB on either October 31, 2003, March 31, 2005, or _____, 2005, or a loan on January 2, 2003 that remained outstanding as of _______, 2005

     BUYING STOCK IN A SELF-DIRECTED IRA- (FOR TRUSTEE/BROKER USE ONLY) Registration should reflect the custodian or trustee firm's registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, "FBO JOHN SMITH IRA"). You can indicate an account number or other underlying information, and the custodian or trustee firm's address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 7 of this form must have had an eligible deposit account at Colonial Bank, FSB on either October 31, 2003, March 31, 2005, or _____, 2005, or a loan on January 2, 2003 that remained outstanding as of _______, 2005.

SECTION (9) - ACKNOWLEDGMENT AND SIGNATURE. Sign and date this form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly, and completed all applicable shaded areas on this form. Only one signature is required, unless any account listed in Section 4 of this form requires more than one signature to authorize a withdrawal.

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Please review the Prospectus carefully before making an investment decision.
DELIVER YOUR COMPLETED STOCK ORDER FORM, WITH FULL PAYMENT OR WITHDRAWAL AUTHORIZATION, SO THAT IT IS RECEIVED (NOT POSTMARKED) BY COLONIAL BANKSHARES, INC. BY 11:00 A.M. NEW JERSEY TIME, ON _________, 2005. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, that do not include proper payment or required signature(s). A postage-paid reply envelope has been included for your convenience. OVERNIGHT DELIVERY CAN BE MADE TO THE STOCK INFORMATION CENTER ADDRESS PROVIDED ON THE FRONT OF THIS FORM.

QUESTIONS? CALL OUR STOCK INFORMATION CENTER AT (856) 451-3374, MONDAY THROUGH FRIDAY FROM 10:00 AM TO 4:00 P.M., NEW JERSEY TIME.